UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2023

Graphite Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40532	84-4867570
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 HASKINS WAY SUITE 210
SOUTH SAN FRANCISCO, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 484-0886

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GRPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 18, 2023, the Board of Directors (the “Board”) of Graphite Bio, Inc. (the “Company”) approved the appointment of Kimberlee C. Drapkin as the Company’s President and Chief Executive Officer, and as the Company’s principal executive, financial and accounting officer, effective as of August 21, 2023. Ms. Drapkin was appointed to lead the Company’s ongoing exploration of strategic alternatives as part of its corporate restructuring, as announced in February 2023.

Kim Drapkin, age 55, has over 25 years of experience working with private and publicly traded biotechnology and pharmaceutical companies, including building and leading finance functions, raising capital, and leading strategic financial planning. Ms. Drapkin has served on the Board since July 2023. Most recently, Ms. Drapkin was the Chief Financial Officer at Jounce Therapeutics, Inc., a position she held from August 2015 until the company’s acquisition by Concentra Biosciences, LLC in May 2023, playing a key role in building Jounce’s financial infrastructure. Prior to joining Jounce, Ms. Drapkin owned a financial consulting firm where she served as the interim chief financial officer for numerous early-stage biotechnology companies. Previously, she was the Chief Financial Officer at EPIX Pharmaceuticals, Inc. and also spent ten years in roles of increasing responsibility within the finance organization at Millennium Pharmaceuticals, Inc. Her career began in the technology and life sciences practice at PriceWaterhouseCoopers LLP. Ms. Drapkin served as a member of the board of directors of Proteostasis Therapeutics, Inc. until the completion of the merger of Proteostasis and Yumanity Therapeutics, Inc., at which point she became a member of the Yumanity board of directors. Ms. Drapkin then served on the board of directors of Yumanity through the completion of its reverse merger with Kineta, Inc. She currently serves on the board of directors of Acumen Pharmaceuticals, Inc. (Nasdaq: ABOS), Imugene Limited (ASX: IMU) and Kineta, Inc. (Nasdaq: KA), where she is a member of audit committee at all three companies. Ms. Drapkin holds a B.S. in accounting from Babson College.

The Company entered into a letter agreement, dated August 21, 2023 (the “Start Date”), with Ms. Drapkin (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Ms. Drapkin will be entitled to a base salary of $550,000 per year. In addition, Ms. Drapkin will be entitled to cash severance payments in the amount of (i) $400,000 in the event of a termination of her employment other than for cause or death upon or within 12 months after the closing of a strategic transaction, plus an additional $200,000 if the definitive agreement for such strategic transaction is executed within three (3) months after the Start Date or (ii) $350,000 in the event of a termination of her employment other than for cause or death upon or within 12 months after the Board’s approval of a plan of dissolution of the Company under Delaware law, in each case subject to Ms. Drapkin’s execution and non-revocation of a separation agreement and release, as further provided in the Offer Letter.

For purposes of the Offer Letter, a “strategic transaction” is defined to include (i) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (ii) the sale of all or substantially all of the stock or assets of the Company to an unrelated person, entity or group thereof acting in concert, (iii) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company, or (iv) any so-called “reverse merger” transaction in which the Company effects a business combination with an entity that is not a publicly traded or listed entity and a result of which, the Company remains a publicly traded entity with the equity holders of the other entity owning a substantial portion of the outstanding equity of the ongoing public entity.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

Except as set forth above, there is no arrangement or understanding between Ms. Drapkin and any other person pursuant to which Ms. Drapkin was appointed as President and Chief Executive Officer. Furthermore, there are no transactions between Ms. Drapkin (or any member of her immediate family) and the Company (or any of its subsidiaries) that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with Ms. Drapkin’s appointments, Josh Lehrer, M.D., the Company’s former President, Chief Executive Officer and member of the Board, separated from his employment and all officer and director positions with the Company, effective as of August 21, 2023. The Company extends its gratitude to Dr. Lehrer for his services and contributions to the Company.

Dr. Lehrer will be entitled to the severance benefits applicable to a “Tier 1 Executive” under the Company’s Executive Severance Plan and the retention benefits available under a Retention and Severance Agreement, dated March 21, 2023, by and between Dr. Lehrer and the Company.

The foregoing descriptions of the benefits available to Dr. Lehrer under the Executive Severance Plan and the Retention and Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Executive Severance Plan, a copy of which is filed as Exhibit 10.17 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No.

333-256838) filed on June 21, 2021, and the form of Retention and Severance Agreement, a copy of which is filed as Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on March 16, 2023, both of which are incorporated herein by reference.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On August 18, 2023, the Board also approved a restructuring plan (the “Plan”) to better align its workforce with the needs of its business, and to reduce the Company's operational cash burn in an effort to maximize its strategic optionality. In connection with these efforts, the Company continues to explore strategic alternatives.

Under the Plan, the Company is reducing its workforce by approximately 70%. The Company expects to incur estimated severance and related costs of approximately $1.6 million, which will be recorded primarily in the third quarter of 2023.

As the Plan is implemented, the Company’s management will re-evaluate the estimated costs and expenses set forth above and may revise the estimated restructuring charge as appropriate, consistent with generally accepted accounting principles. The estimated charges that the Company expects to incur in connection with the Plan are subject to a number of assumptions, and actual results may differ materially from these estimates. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Plan.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure included under Item 8.01 above is incorporated by reference herein.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K, including the documents incorporated herein by reference, contains forward-looking statements, including, but not limited to, statements related to the expected costs associated with termination benefits and the timing, scope and financial impact of the Company’s reduction in force. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to cost reduction efforts and the terms and conditions of associated with the termination of executives and other employees. In addition, the Company’s workforce reduction costs may be greater than anticipated and the workforce reduction may have an adverse impact on the Company’s development activities and the Company’s restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated. Risks and uncertainties facing the Company are described more fully in its Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2023, under the heading “Risk Factors,” and other documents that the Company has filed or will file with the SEC. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this Current Report. The Company disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this Current Report, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graphite Bio, Inc.

Date:	August 23, 2023	By:	/s/ Kim Drapkin
Kim Drapkin Chief Executive Officer